Exhibit 23.2

Joe R. Lane (1858-1931)

Charles M. Waterman (1847-1924)

Robert V. P. Waterman, Jr.*

R. Scott Van Vooren*

Richard A. Davidson*

Michael P. Byrne*

Edmund H. Carroll*

Theodore F. Olt III*

Jeffrey B. Lang*

Judith L. Herrmann*

Robert B. McMonagle*

Joseph C. Judge*

Jason J. O’Rourke*

Troy A. Howell*

Mikkie R. Schiltz*

Diane E. Puthoff*

Wendy S. Meyer*

Ian J. Russell*

Benjamin J. Patterson*

Douglas R. Lindstrom, Jr.*

Abbey C. Furlong*

Samuel J. Skorepa*

Kurt P. Spurgeon*

Joshua J. McIntyre*

Brett R. Marshall*

Kyle R. Day*

220 North Main Street, Suite 600

Davenport, Iowa 52801-1953

Telephone (563) 324-3246

Fax (563) 324-1616

Writer’s Direct Dial: (563) 333-6630

E-Mail Address: bmarshall@l-wlaw.com

www.L-WLaw.com

March 13, 2019

Timothy B. Gulbranson*

Alexander C. Barnett*

Eric M. Hartmann*

Maegan M. Gorham

Courtney M. Brokloff

Grace E. Mangieri**

Registered Patent Attorney

Kathryn E. Cox

Of Counsel

Robert A. Van Vooren*

Thomas N. Kamp

C. Dana Waterman III

James A. Mezvinsky

David A. Dettmann

Curtis E. Beason

Terry M. Giebelstein*

Diane M. Reinsch*

  *Also Admitted in Illinois

**Only Admitted in Illinois

Illinois Office

3551 7th Street,

Moline, IL 61265

Consent of Lane & Waterman LLP

We consent to the use of our Iowa tax opinion dated as of March 13, 2019, addressed to John Deere Capital Corporation; John Deere Receivables, Inc.; Wells Fargo Delaware Trust Company, N.A.; U.S. Bank National Association; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Citigroup Global Markets Inc.; HSBC Securities (USA) Inc.; TD Securities (USA) LLC; and Credit Agricole Securities (USA) Inc., for filing as an exhibit to the Form 8-K of John Deere Owner Trust 2019, dated as of March 13, 2019.

/s/ Lane & Waterman LLP

LANE & WATERMAN LLP